MERRILL LYNCH HEALTHCARE FUND, INC.

FILE # 811-3595

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	AMOUNT PURCHASED	ISSUE SIZE	LIST OF UNDERWRITERS
11/10/2004	OSI Pharmaceuticals	87,500	6,000,000	Merrill Lynch Morgan Stanley Banc of America Bear Stearns Lazard & Co.